For Release: IMMEDIATELY

Contact:	Stephen F. Carman, VP/Treasurer	(609) 631-6222 or carmans@ynb.com
	Patrick M. Ryan, President and CEO	(609) 631-6177
	Leonardo G. Zangani	(908) 788-9660 or office@zangani.com
	YNB’s website	www.ynb.com

YARDVILLE NATIONAL BANCORP CITES DEPOSIT GROWTH AND RETAIL EXPANSION IN THIRD QUARTER EARNINGS

Hamilton, N.J.- October 20, 2005- Successful execution of its retail banking strategy helped Yardville National Bancorp (NASDAQ: YANB) surpass $3 billion in total assets this quarter, as the company announced solid growth in both net income and earnings per share for the first nine months of 2005. YNB’s net income increased to $16.6 million for the first nine months of 2005, up 20.4 percent from the $13.8 million earned for the same period of 2004. Earnings per share for the first nine months were also up, increasing 18.9 percent to $1.51 per diluted share from $1.27 per diluted share for the first nine months of 2004.

A combination of factors affected YNB’s results for the third quarter. While net interest income rose 12.8 percent, this improvement was partially offset by decreases in net securities gains and by an increase in non-interest expenses. These expenses primarily supported YNB’s retail growth and regulatory compliance efforts. Net income for the third quarter of 2005 was $5.35 million, compared to $5.45 million for the third quarter of 2004, a slight decrease of 1.8 percent or $97,000. Earnings per share on a diluted basis for the third quarter of 2005 were $0.48 compared to $0.50 for the third quarter of last year.

“The combination of a flattening yield curve and increased competition for commercial loans and retail deposits caused a compression of our net interest margin in the third quarter,” explained YNB President and CEO Patrick M. Ryan. “As a result, our tax equivalent net interest margin for the quarter was down six basis points from the second quarter of 2005. Year to year, however, our net interest margin increased 25 basis points to 3.03 percent,” Mr. Ryan said.

Retail banking continued to fuel YNB’s growth. In keeping with the bank’s retail banking focus, YNB saw total deposits increase 13.4 percent to $2.01 billion at September 30, 2005, compared to $1.78 billion at September 30, 2004. Much of the deposit growth can be attributed to YNB’s successes with several products, including the “Simply Better Savings” account and an enhanced menu of business checking services. In addition, YNB has opened two new branches this year to bring its total to 25, with two more planned to open before year end.

“Expansion of YNB’s footprint to support our core Mercer County presence and to further penetrate the attractive markets in contiguous counties is proving to be a successful strategy,” noted F. Kevin Tylus, YNB Senior Executive Vice President and Chief Operating Officer. “We have just opened a branch on Olden Avenue in Ewing, Mercer County, and our 26th branch at Quakerbridge West in Mercer is scheduled to open in November,” he added. “We recently received regulatory approval for our next new branch, in Morrisville, Bucks County, Pennsylvania, and we are anticipating approval for our first Ocean County, New Jersey branch shortly,” he said. “Our strategic objective is to increase our branch presence in Middlesex County, New Jersey next year, and we are looking into other opportunities for ongoing branch growth in 2006 and beyond,” Mr. Tylus concluded.

YNB’s growth is not limited to the retail sector, as commercial loans continued to grow in the third quarter despite a highly competitive market. At September 30, 2005, total loans outstanding, led by commercial loans, increased 15.9 percent, reaching $1.97 billion compared with $1.70 billion at the same date in 2004. Total non-performing loans increased to $14.0 million, or 0.47 percent of total assets at September 30, 2005, compared to $9.4 million or 0.34 percent of total assets at September 30, 2004, primarily due to the movement of three commercial loan relationships to nonperforming status in the quarter. YNB’s allowance for loan losses to total loans was 1.15 percent of total loans and covered 162.00 percent of total nonperforming loans at September 30, 2005. Net loan chargeoffs dropped to $3.1 million for the first nine months of 2005 compared to $4.5 million for the same period last year, and YNB believes overall credit quality remains sound.

YNB’s Executive Vice President and Chief Financial Officer Stephen F. Carman provided further explanation of YNB’s third quarter results as well as guidance for the remainder of the year. “Net interest margin compression, increased nonperforming asset levels, and higher-than-projected non-interest expenses associated with our regulatory compliance efforts resulted in lower than expected third quarter results,” Mr. Carman said. “Based on the third quarter, we expect our net interest margin to range between 3.00 and 3.05 percent in the fourth quarter and loan growth for 2005 to be in the area of 9-12 percent. We believe that we can achieve solid earnings growth of 17-20 percent for 2005, although this is below our earlier earnings guidance of 25 percent,” he concluded.

At September 30, 2005, YNB’s total risk-based capital was 11.2 percent, Tier 1 capital to risk-weighted assets was 10.1 percent, and Tier 1 capital to average assets was 7.9 percent. In the first three quarters of 2005, YNB paid total cash dividends of $0.345 per share. The third quarter of 2005 marks the 47th consecutive period in which YNB has paid shareholders a cash dividend.

YNB had $3.01 billion in assets as of September 30, 2005, with 25 branches serving individuals and businesses in Mercer, Hunterdon, Burlington, Middlesex and Somerset counties in New Jersey and Bucks County in Pennsylvania. Located in the corridor between New York City and Philadelphia, YNB offers a broad range of lending, deposit and other financial products and services to business and individual banking customers throughout the region.

Note regarding forward-looking statements

This press release and other statements made from time to time by our management contain express and implied statements relating to our future financial condition, results of operations, plans, objectives, performance, and business, which are considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These may include statements that relate to, among other things, profitability, liquidity, loan loss reserve adequacy, plans for growth, interest rate sensitivity, market risk, regulatory compliance, and financial and other goals. Actual results may differ materially from those expected or implied as a result of certain risks and uncertainties, including, but not limited to, the results of our efforts to implement our retail strategy, adverse changes in our loan portfolio and the resulting credit risk-related losses and expenses, interest rate fluctuations and other economic conditions, our ability to attract core deposits, continued relationships with major customers, competition in product offerings and product pricing, adverse changes in the economy that could increase credit-related losses and expenses, compliance with laws and regulatory requirements of federal and state agencies, other risks and uncertainties detailed from time to time in our filings with the SEC, as well as other risks and uncertainties detailed from time to time in statements made by our management.

Yardville National Bancorp
Summary of Financial Information
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2005	2004	2005	2004
Stock Information:
Weighted average shares outstanding:
Basic	10,602	10,464	10,558	10,445
Diluted	11,050	10,842	11,011	10,847
Shares outstanding end of period	10,572	10,492
Earnings per share:
Basic	$0.50	$0.52	$1.57	$1.32
Diluted	0.48	0.50	1.51	1.27
Dividends paid per share	0.115	0.115	0.345	0.345
Book value per share	15.97	14.84
Tangible book value per share	15.81	14.66
Closing price per share	35.25	29.10
Closing price to tangible book value	222.96%	198.50%

Key Ratios:
Return on average assets	0.73%	0.80%	0.77%	0.70%
Return on average stockholders' equity	12.61	14.57	13.41	12.52
Net interest margin	2.94	2.82	2.96	2.72
Net interest margin (tax equivalent) (1)	3.01	2.89	3.03	2.78
Efficiency ratio	56.40	51.03	55.13	54.66
Equity-to-assets at period end			5.62	5.64
Tier 1 leverage ratio (2)			7.91	7.59

Asset Quality Data:
Net loan charge-offs	$1,148	$1,363	$3,144	$4,539

Nonperforming assets as a percentage of total assets	0.47%	0.34%

Allowance for loan losses at period end as a
percent of:
Total loans	1.15	1.15
Nonperforming loans	162.00	208.82

Nonperforming assets at period end:
Nonperforming loans	$13,995	$9,377
Other real estate	-	-
Total nonperforming assets	$13,995	$9,377

(1) The net interest margin is equal to net interest income divided by average interest earning assets. In order to present pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% and has the effect of increasing interest income by $503,000 and $453,000 for the three months and $1,461,000 and $1,251,000 for the nine month periods ended September 30, 2005 and 2004, respectively.
(2) Tier 1 leverage ratio is Tier 1 capital to adjusted quarterly average assets.

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share amounts)	2005	2004	2005	2004
INTEREST INCOME:
Interest and fees on loans	$32,785	$25,754	$92,704	$73,002
Interest on deposits with banks	397	95	748	205
Interest on securities available for sale	9,315	9,262	27,485	26,058
Interest on investment securities:
Taxable	26	29	82	104
Exempt from Federal income tax	957	806	2,761	2,370
Interest on Federal funds sold	274	102	576	228
Total Interest Income	43,754	36,048	124,356	101,967
INTEREST EXPENSE:
Interest on savings account deposits	5,632	3,502	15,082	9,054
Interest on certificates of deposit of $100,000 or more	1,983	1,063	4,576	3,020
Interest on other time deposits	4,296	2,879	11,182	9,172
Interest on borrowed funds	9,737	9,081	28,557	26,834
Interest on subordinated debentures	1,217	1,004	3,480	2,654
Total Interest Expense	22,865	17,529	62,877	50,734
Net Interest Income	20,889	18,519	61,479	51,233
Less provision for loan losses	2,100	2,400	5,700	6,825
Net Interest Income After Provision for Loan Losses	18,789	16,119	55,779	44,408
NON-INTEREST INCOME:
Service charges on deposit accounts	762	750	2,110	2,400
Securities gains, net	274	618	750	1,204
Income on bank owned life insurance	451	480	1,255	1,457
Other non-interest income	555	448	1,571	1,325
Total Non-Interest Income	2,042	2,296	5,686	6,386
NON-INTEREST EXPENSE:
Salaries and employee benefits	7,439	6,169	21,302	17,644
Occupancy expense, net	1,175	1,072	3,550	3,239
Equipment expense	820	749	2,353	2,359
Other non-interest expense	3,499	2,632	9,826	8,250
Total Non-Interest Expense	12,933	10,622	37,031	31,492
Income before income tax expense	7,898	7,793	24,434	19,302
Income tax expense	2,546	2,344	7,833	5,513
Net Income	$5,352	$5,449	$16,601	$13,789
EARNINGS PER SHARE:
Basic	$0.50	$0.52	$1.57	$1.32
Diluted	0.48	0.50	1.51	1.27
Weighted average shares outstanding:
Basic	10,602	10,464	10,558	10,445
Diluted	11,050	10,842	11,011	10,847

Yardville National Bancorp and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	September 30,		December 31,
(in thousands)	2005	2004	2004
Assets:
Cash and due from banks	$39,645	$25,784	$32,115
Federal funds sold	14,200	11,775	6,769
Cash and Cash Equivalents	53,845	37,559	38,884
Interest bearing deposits with banks	22,835	45,712	41,297
Securities available for sale	795,107	830,430	802,525
Investment securities	87,817	74,684	78,257
Loans	1,974,155	1,702,610	1,782,592
Less: Allowance for loan losses	(22,672)	(19,581)	(20,116)
Loans, net	1,951,483	1,683,029	1,762,476
Bank premises and equipment, net	11,193	10,574	10,431
Bank owned life insurance	45,756	44,221	44,501
Other assets	37,474	29,401	27,546
Total Assets	$3,005,510	$2,755,610	$2,805,917
Liabilities and Stockholders' Equity:
Deposits
Non-interest bearing	$240,148	$202,975	$202,196
Interest bearing	1,774,097	1,573,488	1,607,808
Total Deposits	2,014,245	1,776,463	1,810,004
Borrowed funds
Securities sold under agreements to repurchase	10,000	10,000	10,000
Federal Home Loan Bank advances	724,000	726,000	742,000
Subordinated debentures	62,892	62,892	62,892
Obligation for Employee Stock Ownership Plan (ESOP)	94	472	377
Other	1,271	978	753
Total Borrowed Funds	798,257	800,342	816,022
Other liabilities	24,204	23,403	19,733
Total Liabilities	$2,836,706	$2,600,208	$2,645,759

Stockholders' equity:
Common stock: no par value	93,755	91,105	91,658
Surplus	2,205	2,205	2,205
Undivided profits	82,816	66,332	69,860
Treasury stock, at cost	(3,160)	(3,160)	(3,160)
Unallocated ESOP shares	(94)	(472)	(377)
Accumulated other comprehensive loss	(6,718)	(608)	(28)
Total Stockholders' Equity	168,804	155,402	160,158
Total Liabilities and Stockholders' Equity	$3,005,510	$2,755,610	$2,805,917

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Three Months Ended			Three Months Ended
	September 30, 2005			September 30, 2004
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost
INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$44,856	$397	3.54%	$25,070	$95	1.52%
Federal funds sold	31,730	274	3.45	29,295	102	1.39
Securities	865,708	10,298	4.76	899,156	10,097	4.49
Loans (1)	1,897,451	32,785	6.91	1,672,321	25,754	6.16
Total interest earning assets	$2,839,745	$43,754	6.16%	$2,625,842	$36,048	5.49%
NON-INTEREST EARNING ASSETS:
Cash and due from banks	$32,582			$29,277
Allowance for loan losses	(21,992)			(19,193)
Premises and equipment, net	10,495			10,808
Other assets	77,729			72,734
Total non-interest earning assets	98,814			93,626
Total assets	$2,938,559			$2,719,468
INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$1,007,863	$5,632	2.24%	$927,276	$3,502	1.51%
Certificates of deposit of $100,000 or more	229,898	1,983	3.45	164,437	1,063	2.59
Other time deposits	496,127	4,296	3.46	460,936	2,879	2.50
Total interest bearing deposits	1,733,888	11,911	2.75	1,552,649	7,444	1.92
Borrowed funds	740,330	9,737	5.26	740,418	9,081	4.91
Subordinated debentures	62,892	1,217	7.74	62,892	1,004	6.39
Total interest bearing liabilities	$2,537,110	$22,865	3.60%	$2,355,959	$17,529	2.98%
NON-INTEREST BEARING LIABILITIES:
Demand deposits	$210,439			$193,957
Other liabilities	21,304			20,002
Stockholders' equity	169,706			149,550
Total non-interest bearing liabilities and
stockholders' equity	$401,449			$363,509
Total liabilities and stockholders' equity	$2,938,559			$2,719,468
Interest rate spread (2)			2.56%			2.51%
Net interest income and margin (3)		$20,889	2.94%		$18,519	2.82%
Net interest income and margin
(tax equivalent basis)(4)		$21,392	3.01%		$18,972	2.89%
(1) Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.
(2) The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.
(3) The net interest margin is equal to net interest income divided by average interest earning assets.
(4) In order to present pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% and has the effect of increasing interest income by $503,000 and $453,000 for the three month periods ended September 30, 2005 and 2004 respectively.

Financial Summary
Average Balances, Yields and Costs
(Unaudited)

	Nine Months Ended			Nine Months Ended
	September 30, 2005			September 30, 2004
			Average			Average
	Average		Yield /	Average		Yield /
(in thousands)	Balance	Interest	Cost	Balance	Interest	Cost
INTEREST EARNING ASSETS:
Interest bearing deposits with banks	$31,821	$748	3.13%	$23,538	$205	1.16%
Federal funds sold	25,651	576	2.99	26,974	228	1.13
Securities	858,144	30,328	4.71	875,480	28,532	4.35
Loans (1)	1,852,123	92,704	6.67	1,589,647	73,002	6.12
Total interest earning assets	$2,767,739	$124,356	5.99%	$2,515,639	$101,967	5.40%
NON-INTEREST EARNING ASSETS:
Cash and due from banks	$31,779			$28,147
Allowance for loan losses	(21,280)			(18,446)
Premises and equipment, net	10,443			11,434
Other assets	76,663			73,038
Total non-interest earning assets	97,605			94,173
Total assets	$2,865,344			$2,609,812
INTEREST BEARING LIABILITIES:
Deposits:
Savings, money markets, and interest bearing demand	$991,206	$15,082	2.03%	$856,543	$9,054	1.41%
Certificates of deposit of $100,000 or more	193,123	4,576	3.16	157,881	3,020	2.55
Other time deposits	481,918	11,182	3.09	456,262	9,172	2.68
Total interest bearing deposits	1,666,247	30,840	2.47	1,470,686	21,246	1.93
Borrowed funds	743,801	28,557	5.12	738,439	26,834	4.85
Subordinated debentures	62,892	3,480	7.38	53,327	2,654	6.64
Total interest bearing liabilities	$2,472,940	$62,877	3.39%	$2,262,452	$50,734	2.99%
NON-INTEREST BEARING LIABILITIES:
Demand deposits	$205,088			$179,887
Other liabilities	22,251			20,595
Stockholders' equity	165,065			146,878
Total non-interest bearing liabilities and
stockholders' equity	$392,404			$347,360
Total liabilities and stockholders' equity	$2,865,344			$2,609,812
Interest rate spread (2)			2.60%			2.41%
Net interest income and margin (3)		$61,479	2.96%		$51,233	2.72%
Net interest income and margin
(tax equivalent basis)(4)		$62,940	3.03%		$52,488	2.78%
(1) Loan origination fees are considered an adjustment to interest income. For the purpose of calculating loan yields, average loan balances include nonaccrual loans with no related interest income.
(2) The interest rate spread is the difference between the average yield on interest earning assets and the average rate paid on interest bearing liabilities.
(3) The net interest margin is equal to net interest income divided by average interest earning assets.
(4) In order to present pre-tax income and resultant yields on tax-exempt investments and loans on a basis comparable to those on taxable investments and loans, a tax equivalent adjustment is made to interest income. The tax equivalent adjustment has been computed using a Federal income tax rate of 35% and has the effect of increasing interest income by $1,461,000 and $1,255,000 for the nine month periods ended September 30, 2005 and 2004, respectively.